                                                                     Exhibit 23A


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statements No. 33-35815, No. 33-35816, No. 33-35817, and No. 33-42452 on Form S-8 of our
report dated March 6, 1996 incorporated by reference in this Annual Report on Form 10-K of Liqui-Box Corporation for the year ended December 30, 1995.

Our audit of the financial statements referred to in our aforementioned report also included the 1995 financial statement schedule of Liqui-Box Corporation, listed in Item 14(a). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such 1995 financial statement schedule, when considered in relation to the basic 1995 financial statements taken as a whole, presents fairly in all material aspects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
March 26, 1996